FINANCING LOAN FACILITY AGREEMENT

                                USD 18,150,000


                              ALULUX MINING S.A.
                                   as Lender


                                      and


                            WAFERPROD HOLDING S.A.
                                  as Borrower


This Agreement is entered into on the 30th April 1996


                                    BETWEEN


(1)  Alulux Mining S.A., 5 Boulevard Royal, L-2449 Luxembourg

                                                              (the "Borrower")

                                      and


(2)  WAFERPROD HOLDING S.A., 5 Boulevard Royal, L-2449 Luxembourg

                                                                (the "Lender")

1.   LOAN AND PURPOSE

WHEREAS, the Borrower is a holding company which holds various participations related to the oil industry and other energy resources; and

WHEREAS, the Borrower requests to build up a portfolio, to increase its participations and to generate a profit from acquiring and selling such participations; and

WHEREAS, the Borrower intends to make a Financing Loan available to Phemex Establishment at Altenbach 8,9490 Vaduz which is building up a substantial participation in Solv-Ex Corp., a corporation quoted on the NASDAQ; and

WHEREAS, the Borrower has applied to the Lender for a Financing Loan on the terms stated herein; and

WHEREAS, the Lender is willing to make such loans and financial accommodations on the terms and subject to the conditions set forth hereinafter; and


NOW, THEREFORE, the Parties hereto have agreed as follows:

2.   DEFINITIONS

In this Agreement the following terms and expressions shall have the following meanings:
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"Agreement" shall mean this Agreement and shall include all amendments and modifications.

"Banking Day" shall mean a day on which banks and foreign exchange markets are open for business in such places contemplated for the transactions as required by this Agreement.

"Drawdown Date" shall mean the date upon which the Commitment is made available to the Borrower.

"Events of Default" shall mean the occurrence and continuance of any of the events listed in Clause 6 of this Agreement.

"Financing Loan" shall mean the loans and other financial accommodations made by the Lender under this Agreement in the aggregate amount of USD 18,150,000.

"GAAP" shall mean Generally Accepted Accounting Principles, consistently applied.

"Interest" shall mean that the Lender shall receive a potential dividend paid by Solv-Ex instead of interest.

"Lender's Fee" shall mean a one time fee in the amount of 5% of the Financing Loan.

"Phemex" shall mean Phemex Establishment, 9490 Vaduz, an entity which will conclude a Convertible Loan Agreement with Solv-Ex Corporation, which will have the right to convert USD 33,000,000 into shares at a strike price of USD 32.50.

"Repayment" shall mean the Borrower shall be liable to repay the respective amount reflecting the average listed price of the last five banking days of the shares in Solv-Ex Corporation previous to the repayment date, multiplied by 558,462 (the result of the division of the aggregate Loan and the strike price of the option on the Solv-Ex shares by Phemex Establishment of USD 32.50). Repayment shall be replaced provided Phemex has converted its Financing Loan into shares in order to receive 558,462 shares in Solv-Ex during the period of this Financing Loan.

"Solv-Ex Corporation" shall mean a company incorporated in New Mexico with one class of approximately 23,000,000 Common Shares outstanding quoted and publicly traded on the NASDAQ Small Cap Market.

"Tax" shall mean all or any levies, imposts, duties, charges, fees, deductions and withholdings levied or imposed by any national or governmental or public body or authority with respect to the Loan.

"USD" shall mean the lawful currency of the United States.

Where the context of this Agreement so allows, words importing the singular include the plural and vice versa.


3.   THE FINANCING LOAN

     The Lender agrees, on the terms and conditions set forth hereinafter, to lend the Borrower, on his request, a sum of USD 18,150,000. After the deduction of the Lender's Fee of USD 907,500 as specified in Cif. 4.1, the Borrower shall receive a payment of USD 17,242,500.


4.   LENDER'S COMPENSATION

4.1 The Borrower undertakes to pay a Lender's Fee of 5% of the Financing Loan in the amount of USD 907,500 to the Lender, payable in advance and consents that the Lender shall deduct USD 907,500 from the Principal.
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4.2  Interest payments shall be remitted in the respective amount reflecting the dividend of Solv-Ex Corporation to its shareholders.


5.   REPAYMENT

5.1 The Loan shall be repaid in the respective amount reflecting the average listed price of the last five banking days of the shares in Solv-Ex Corporation previous to the Repayment Date, multiplied by 558,462 (the result of the division of the aggregate Loan and the strike price of the option on the Solv-Ex shares by Phemex Establishment of USD 32.50).

5.2 The Borrower shall be obliged to repay the Loan in the respective amount according to the financing mechanism described in Cif. 5.1, immediately after Phemex has sold its shares in Solv-Ex Corporation and 72 hours after Phemex has repaid the amount of the Financing Loan of Cif. 5.1.


6.   EVENTS OF DEFAULT

Each of the following events shall be an Event of Default:

     (i) any principal of, or interest on, the Loan or any other amount due under this Agreement is not paid upon the due date for payment thereof;

     (ii) there is a material default on the part of the Borrower under any of the provisions of this Agreement (other than (i) above which (if in the sole opinion of the Lender it could be remedied) is not remedied within 30 days after notice to the Borrower requesting action to remedy such default;

     (iii) any representation made by the Borrower in this Agreement or any notice, certificate, or written statement delivered or made pursuant hereto that proves to be misleading or materially incorrect or inaccurate when made;

     (iv) a distress or other execution is levied upon or against any substantial part of the property of the Borrower and is not discharged within 30 days, unless such distress or execution is contested in good faith by the Borrower in appropriate proceedings diligently pursued, which protect the Borrower's interest in such property;

     (v) an order of a competent court or an event analogous thereto has been made or any effective resolution has been passed with a view to the bankruptcy, composition agreement, liquidation or winding-up of the Borrower;

     (vi) the Borrower is unable or admits in writing his inability to pay his lawful debts as they mature;

     (vii) any license, consent, permission or approval required in connection with the implementation, maintenance and performance of this Agreement is revoked, terminated or modified in a manner unacceptable to the Lender.

Upon the occurrence of any Event of Default referred to in this Clause 6 and so long as such Event of Default continues, the Lender may accelerate the Loan and the Lender shall forthwith notify the Borrower in writing that the entire amount of the Loan outstanding together with all other amounts outstanding under this Agreement shall become immediately due and payable.


7.   FEES, COSTS AND EXPENSES
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The Borrower shall pay the Lender, upon demand, all reasonable out-of-pocket costs, charges, legal fees and expenses the Lender incurred in connection with the enforcement and preservation of the Lender's rights under this Agreement or otherwise in connection with the Loan.


8.   PAYMENTS

8.1 All payments to be made by the Borrower under this Agreement shall be made in USD to the Lender's bank account in immediately payable funds and shall be made without setoff or counterclaim or any deductions for, and free and clear of, any taxes.

8.2 In the event of any payments hereunder not being received on the due date, interest will be charged by the Lender from the due date until the date on which payment is received at a rate corresponding to the aggregate amount of the interest rate.


9.   NOTICES AND CORRESPONDENCE

9.1 Every notice or demand under this Agreement shall be in writing, but may be given or made by telex or telefax, addressed to the Lender:

     Alulux Mining S.A.
     c/o Citco, 5 Boulevard Royal
     L-2449 Luxembourg

     or such other address, telefax or telex number as may, from time to time, the relevant party be notified. In the case of notices from the Borrower, all telefax or telex messages shall be confirmed by letter posted as soon as practicable thereafter, if so requested by the Lender.

   9.2 Time is of essence to this Agreement but no failure or delay on the part of the Lender to exercise any power or right under this Agreement shall operate as a waiver thereof or the exercise of any other right nor shall a waiver by the Lender on one occasion constitute a waiver by the Lender on any other occasion. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.


10.  WRITTEN FORM

     Any Changes or Alterations of this Agreement must be made in the written form.


11.  GOVERNING LAW AND JURISDICTION

11.1 GOVERNING LAW: This Agreement shall be governed and construed in accordance with Swiss Law.

11.2 Forum of Jurisdiction shall be the Commercial Court of the Canton Zurich.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorised officers as of the day and year first above written.



For and on behalf of          For and on behalf of
Alulux Mining S.A.            Waferprod Holding S.A.
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/s/ Marco Wolf                /s/ Juerg Wyler
(signature)                   (signature)
authorised officer            authorised officer
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